Exhibit 23.7
CONSENT OF NOMINEE FOR DIRECTOR OF
RIDGEBURY TANKERS LTD
I hereby consent to the reference to me in the prospectus included in the registration statement on Form S-1 of Ridgebury Tankers Ltd, as shall be filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/ Kevin M. Kennedy Name: Kevin M. Kennedy
Date: July 2, 2010